                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CYBERCASH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                CYBERCASH, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                [CYBERCASH LOGO]

                                          May   , 1998

Dear CyberCash Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of CyberCash, Inc. (the "Company") to be held on June 26, 1998, at 10:00 a.m. (Pacific Daylight Saving Time), at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. At this meeting, we are asking you to vote on the following proposals, as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect two Class II directors;

          2. To approve an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock;

          3. To ratify and approve the sale of 15,000 shares of the Company's Series C Convertible Preferred Stock and the issuance of shares of Common Stock in connection with the conversion of the Company's Series C Convertible Preferred Stock to Common Stock;

          4. To ratify and approve the sale of 30,000 shares of the Company's Series D Convertible Preferred Stock and the issuance of shares of Common Stock in connection with the conversion of the Company's Series D Convertible Preferred Stock to Common Stock and the exercise of certain investment options granted by the Company in connection with the sale of the Series D Convertible Preferred Stock;

          5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Please read the enclosed materials carefully and return your proxy as soon as possible. Thank you.

                                          Sincerely,

                                          /s/ Daniel C. Lynch
                                          Daniel C. Lynch
                                          Chairman of the Board of Directors

                                CYBERCASH, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998
                            ------------------------

To Our Stockholders:

     The Annual Meeting of Stockholders of CyberCash, Inc., a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on Friday, June 26, 1998, at 10:00 a.m. (Pacific Daylight Saving Time), to consider and take action on the following matters:

          1. To reelect Daniel C. Lynch and Charles T. Russell as Class II directors of the Company. Mr. Lynch has served as the Chairman of the Company's Board of Directors since the Company's formation in 1994. Mr. Russell has served as a director since July 1997, when he was elected by the Company's Board of Directors to fill a vacancy. Each nominee would serve for a three-year term ending in the year 2001 or until his successor is duly elected and qualified;

          2. To approve an amendment to the Company's certificate of incorporation, which will increase the number of shares of Common Stock authorized for issuance thereunder by an additional 15 million shares to a total of 40 million shares of Common Stock. The increase in the amount of authorized shares of Common Stock will enable the Company to issue additional shares of Common Stock in the future for general corporate purposes without further stockholder action;

          3. To ratify and approve the sale of 15,000 shares of the Company's Series C Convertible Preferred Stock and the issuance of shares of Common Stock in connection with the conversion of the Company's Series C Convertible Preferred Stock to Common Stock;

          4. To ratify and approve the sale of 30,000 shares of the Company's Series D Convertible Preferred Stock and the issuance of shares of Common Stock in connection with the conversion of the Company's Series D Convertible Preferred Stock to Common Stock and the exercise of certain investment options granted by the Company in connection with the sale of the Series D Convertible Preferred Stock;

          5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          6. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     The above matters are described in the Proxy Statement. You are urged, after reading the Proxy Statement, to mark, sign, date and return the enclosed Proxy in the postage-prepaid envelope to assure that your shares are represented at the Meeting.

     Only stockholders of record at the close of business on May 5, 1998 are entitled to vote at the Meeting, either in person or proxy. The Proxy Statement
is being mailed to those stockholders on or about May   , 1998.

                                          By order of the Board of Directors,

                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

Reston, Virginia
May   , 1998

                                                                    May   , 1998

                                CYBERCASH, INC.
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998
                            ------------------------

GENERAL INFORMATION

     The enclosed Proxy is solicited by the Board of Directors of CyberCash, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Meeting") to be held Friday, June 26, 1998, at 10:00 a.m. (Pacific Daylight Saving Time), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein. The Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's principal executive offices are located at 2100 Reston Parkway, Third Floor, Reston, Virginia 20191, and its telephone number is (703) 620-4200. These proxy solicitation materials were
mailed on or about May   , 1998, to all stockholders entitled to vote at the
Meeting.

REVOCABILITY OF PROXIES

     A proxy may be revoked by a stockholder at any time before it is voted, by notice in writing delivered to the Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of May 5, 1998, the Company had outstanding           shares of common
stock, $0.001 par value per share (the "Common Stock"), entitled to one vote per share. Only stockholders of record at the close of business on May 5, 1998 (the "Record Date") are entitled to vote at the Meeting. A majority of the shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of May 5, 1998 for (i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each named executive officer of the Company,
(iii) each director of the Company, and (iv) all directors and named executive officers of the Company as a group. Unless otherwise specified, the address of all stockholders is the address of the Company set forth herein.

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                              NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)      % OF CLASS
                    -------------------                       -----------------------      ----------
William N. Melton(2)........................................         2,294,258                     %
SOFTBANK Holdings, Inc. ....................................           976,540
  2951 28th Street, #3060
  Santa Monica, CA 90405
VeriFone, Inc.(3)...........................................           900,000
  4988 Great America Parkway Santa Clara, CA 95054
Daniel C. Lynch(4)..........................................           599,176
Steven Elefant(5)...........................................

                                                                    AMOUNT AND
                    NAME AND ADDRESS OF                              NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)      % OF CLASS
                    -------------------                       -----------------------      ----------
Stephen D. Crocker..........................................           253,600
F. Thomas Aden(6)...........................................
Bruce G. Wilson(7)..........................................           177,398
Denis Yaro(8)...............................................           110,000                    *
Michael Rothschild(9).......................................            40,224                    *
Russell B. Stevenson, Jr.(8)................................            32,875                    *
Garen K. Staglin(10)........................................            25,365                    *
Charles T. Russell(8).......................................             1,833                    *
All directors and executive officers as a group (11
  persons)(11)..............................................                                       %

---------------
  *  Less than one percent.

 (1) The ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is
     based on           shares outstanding as of May 5, 1998. Securities
     issuable upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by the holder of such options.

 (2) Includes 15,000 shares held by members of Mr. Melton's immediate family.

 (3) Information presented is based on a Schedule 13G filed by VeriFone, Inc. ("VeriFone") with the Commission on February 17, 1998. Includes 100,000 shares owned by a wholly-owned subsidiary of VeriFone.

 (4) Consists of 572,576 shares held by The Lynch Living Trust U/T/A dated March 2, 1990 of which Daniel C. Lynch and Karen D. Lynch are co-trustees; 10,000 shares held by The Katherine Danielle Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 10,000 shares held by The Michael MacAllen Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; 5,000 shares held by The Francis Troy Lynch Irrevocable Trust of which Daniel C. Lynch is trustee; and 1,600 shares subject to stock options exercisable within 60 days of May 5, 1998.

 (5) Includes       shares held by The Andrew Seth Elefant 1996 Trust U/T/A
     dated November 25, 1996, of which David J. Elefant is trustee; and shares held by The Ashley Beth Elefant 1996 Trust U/T/A dated November 25, 1996, 1996 of which David J. Elefant is trustee.

 (6) Includes        shares subject to stock options exercisable within 60 days of May 5, 1998.

 (7) Includes 26,925 shares subject to stock options exercisable within 60 days of May 5, 1998.

 (8) Consists of shares subject to stock options exercisable within 60 days of May 5, 1998.

 (9) Consists of 38,924 shares held by The Michael L. Rothschild Trustee Revocable Trust U/T/A dated August 9, 1993 and 1,300 shares subject to stock options exercisable within 60 days of May 5, 1998.

(10) Includes 5,365 shares subject to stock options exercisable within 60 days of May 5, 1998.

(11) Includes        shares subject to stock options exercisable within 60 days of May 5, 1998.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD COMPOSITION

     The Company's Board of Directors comprises five directors divided into three classes. The Board of Directors proposes the election of two Class II directors at the Meeting, each to hold office for a three-year term and until his successor is duly elected and qualified. Class III and Class I directors will be elected at the annual meetings of stockholders to be held in 1999 and 2000, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying Proxy will be voted for the nominees set forth below, each of whom is currently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or for good reason unwilling to serve as a director. In the election of directors, those receiving the greatest number of votes shall be elected, even if such votes do not constitute a majority of the shares entitled to vote. The following sets forth certain information as of May 5, 1998 with respect to each nominee and also with respect to each director whose term of office will continue after the Meeting.

NOMINEES FOR ELECTION

                 NAME                    AGE           PRINCIPAL OCCUPATION          DIRECTOR SINCE
                 ----                    ---           --------------------          --------------
Daniel C. Lynch........................  56    Private Investor                           1994
Charles T. Russell.....................  68    Private Consultant                         1997

     Daniel C. Lynch, a founder of the Company, has served as Chairman of the Company's Board of Directors since the Company's inception in August 1994 and served briefly as Vice President during its formation in August 1994. Mr. Lynch was the founder of Interop, a conference and tradeshow company for the computer and communications industry, now a division of ZD Comdex Forums, and from 1980 to 1983, he was Director of Information Processing Division for the Information Sciences Institute. Mr. Lynch is also a member of the Board of Trustees of the Santa Fe Institute and a director of Exodus Communications, Inc.

     Charles T. Russell has served as a member of the Company's Board of Directors since August 1997. Mr. Russell was President and Chief Executive Officer of Visa International from 1984 to 1994. Since his retirement in 1994, he has been a private consultant. Mr. Russell is a member of the Board of Directors of First Data Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR REELECTION OF MESSRS. LYNCH AND RUSSELL AS DIRECTORS OF THE COMPANY.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                 NAME                    AGE           PRINCIPAL OCCUPATION          DIRECTOR SINCE
                 ----                    ---           --------------------          --------------
William N. Melton......................  56    President and Chief Executive              1994
                                               Officer
                                               CyberCash, Inc.
Michael Rothschild.....................  45    President                                  1994
                                               The Bionomics Institute
                                               President and Chief Executive
                                               Officer
                                               Maxager Technology Inc.
Garen K. Staglin.......................  53    Chairman and Chief Executive Officer       1996
                                               Safelite Glass Corporation

     William N. Melton, a founder of the Company, has served as a member of the Company's Board of Directors and as its President and Chief Executive Officer since the Company's inception in August 1994.

Mr. Melton founded VeriFone, Inc., a transaction automation company, in 1981 and was a director of VeriFone from 1981 until 1996. He served as President and Chief Executive Officer of VeriFone from 1981 until 1986, and served as its Chairman of the Board from 1986 until 1992. Mr. Melton was a founding investor of Transaction Network Services, Inc., a transaction network communications company, and continues to serve on its Board of Directors. Mr. Melton is also a director of America Online, Inc.

     Michael Rothschild has served as a member of the Company's Board of Directors since November 1995. He is an author, economic columnist and president of The Bionomics Institute, a non-profit educational foundation. Since 1993, Mr. Rothschild has been President and Chief Executive Officer of Maxager Technology Inc., a software maker specializing in real-time profit analysis systems for manufacturers. Mr. Rothschild is also a director of Ramtron International Corporation.

     Garen K. Staglin has served as a member of the Company's Board of Directors since July 1996. He is the Chairman and Chief Executive Officer of Safelite Glass Corporation, a manufacturer and retailer of replacement autoglass and related services. Mr. Staglin is also a director of First Data Corporation, Quick Response Services, Inc. and Grimes Aerospace Corporation. He is a member of the Advisory Board of the Stanford Graduate School of Business.

BOARD COMMITTEES AND MEETINGS

     During 1997, the Board of Directors held six regularly scheduled meetings and had two standing committees: an Audit Committee and a Compensation Committee. No incumbent Board member attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors which such director was eligible to attend during 1997 and (ii) the total number of meetings held by any committee of the Board upon which such director served.

     The Audit Committee of the Board of Directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. Messrs. Lynch, Rothschild and Staglin comprise the Audit Committee. The Audit Committee met two times during 1997. The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plans, except for the 1995 Non-Employee Directors' Stock Option Plan, which is administered by the Board of Directors. Messrs. Lynch, Russell and Staglin comprise the Compensation Committee. The Compensation Committee met two times during 1997.

DIRECTOR COMPENSATION

     Directors currently do not receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for their out-of-pocket expenses in connection with attendance at Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company served as a director or member of (i) the compensation committee of another entity which has an executive officer who is a director of the Company or a member of the Company's Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the exercise of stock options during 1995, Stephen D. Crocker, the Company's Chief Technology Officer, executed a promissory note in the amount of $400,000 with interest payable at an annual rate of 6%, which matures on October 29, 1998 and is secured by the Common Stock issued upon exercise of the options. During 1997, the Company reimbursed Mr. Crocker for approximately $69,000 in interest payable with respect to the note. As of May 5, 1998, the outstanding amount of principal owed by Mr. Crocker was $400,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission, by a specified date, reports regarding their ownership of Common Stock. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to those transactions during 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded or paid by the Company during the three fiscal years ended December 31, 1997 to its President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                              ANNUAL COMPENSATION         ------------
                                                        -------------------------------    SECURITIES
                                                                           OTHER ANNUAL    UNDERLYING
          NAME AND PRINCIPAL POSITION            YEAR   SALARY    BONUS    COMPENSATION     OPTIONS
          ---------------------------            ----   -------   ------   ------------   ------------
William N. Melton..............................  1997   100,000       --          --             --
  President and Chief Executive Officer          1996   100,000       --          --             --
                                                 1995   100,000       --          --             --
Bruce G. Wilson................................  1997   180,000       --          --         15,000
  Executive Vice President                       1996   180,000   24,000          --             --
                                                 1995   170,000       --          --         27,000
Stephen D. Crocker.............................  1997   184,950       --      69,100(1)          --
  Chief Technology Officer                       1996   180,000   28,500      29,021(1)          --
                                                 1995   170,000       --          --        200,000
Russell B. Stevenson, Jr.......................  1997   210,000       --          --         30,000
  Senior Vice President and General Counsel      1996   168,523   35,475          --         35,000
                                                 1995        --       --          --             --
Denis Yaro.....................................  1997   220,000       --          --         10,000
  Executive Vice President                       1996   175,389   26,000          --        160,000
                                                 1995        --       --          --             --

---------------
(1) In connection with the exercise of certain options during 1995, Mr. Crocker executed a promissory note in the amount of $400,000, which accrues interest at an annual rate of 6%. During 1997 and 1996, the Company paid Mr. Crocker $69,100 and $29,021, respectively, to reimburse him for the interest that he paid on the note.

     EQUITY INCENTIVE PLANS

     1995 Stock Option Plan. In April 1995, the Company adopted the 1995 Stock Option Plan (the "Option Plan") under which 1,000,000 shares of Common Stock were reserved for issuance upon exercise of options granted to employees, officers and consultants of the Company. Subsequent amendments to the Option Plan increased the share reserve to its current level of 3,500,000 shares of Common Stock. The Option Plan provides for grants of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options to employees (including officers and employee directors), directors and consultants of the Company. The Option Plan previously was administered by the Board of Directors and presently is being administered by the Compensation Committee, which determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof.

     The terms of stock options granted under the Option Plan may not exceed 10 years. The exercise price of options granted under the Option Plan is determined by the Compensation Committee; provided, however, that the exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of the option grant; and the exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Option Plan generally vest as to 7.5% of the shares subject to option three months after the date of grant and 2.5% of such shares at the end of each month thereafter, so that the option is fully vested 40 months after grant. Performance-based vested options generally vest in their entirety 10 years after the date of grant; provided, however, that vesting is accelerated upon achievement of a milestone event, as specified in the terms of the options. Upon occurrence of a milestone event, vesting accelerates so that 2.5% of the shares generally vest each month after the event, and the option is fully vested 40 months after the occurrence of the event. No option may be transferred by the optionee other than by will or the laws of descent or distribution. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options within the three month period following such cessation (unless such options terminate or expire sooner by their terms) or within such longer period as determined by the Compensation Committee.

     Shares subject to options which have lapsed or terminated may again be subject to options granted under the Option Plan. Furthermore, the Compensation Committee may offer to exchange new options for existing options, with the shares subject to the existing options again becoming available for grant under the Option Plan. In the event of a decline in the value of the Company's Common Stock, the Compensation Committee has the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options. Upon any merger or consolidation in which the Company is acquired, all outstanding vested options will either be assumed or substituted by the surviving entity. If the surviving entity determines not to assume or substitute unvested options, the unvested portion of the options will terminate as of the closing of the merger or consolidation.

     As of December 31, 1997, 675,808 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan (16,876 of which were subject to a repurchase option in favor of the Company as of December 31, 1997), options to purchase 1,650,909 shares of Common Stock at exercise prices ranging from $2.00 to $45.75 per share were outstanding and 1,173,283 shares remained available for future option grants. The Option Plan will terminate on April 5, 2005, unless terminated sooner by the Compensation Committee.

     Non-Employee Directors' Stock Option Plan. In December 1995, the Board of Directors adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to non-employee directors of the Company. The Directors' Plan is administered by the Board of Directors.

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 100,000. Pursuant to the terms of the Directors' Plan, each newly elected director of the Company who is not otherwise an employee of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board.

     The Directors' Plan provides that on the date of each annual meeting of the Company, each person who is then a Non-Employee Director of the Company, and who has continuously served as a Non-Employee Director since the last annual meeting, will be granted an option to purchase 5,000 shares of Common Stock of the Company under the Directors' Plan, and each other person who is then a Non-Employee Director will be granted an option to purchase a pro rated number of shares of Common Stock based on the number of days such person has continuously served as a Non-Employee Director since the last annual meeting. The Directors' Plan also provides that on the date of each annual meeting of the Company, each person which is then a Non-Employee Director of the Company will be granted an option to purchase 1,500 shares of Common Stock of the Company under the Directors' Plan for each committee of the Board of Directors of the Company on which such person has served for at least the five months immediately prior to the annual meeting of the Company's stockholders.

     Outstanding options under the Directors' Plan will vest monthly over a five year period. The exercise price of options granted under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable. The Directors' Plan will terminate at the direction of the Board of Directors.

     In the event of certain transactions by which the Company is acquired or controlled by a single investor or group of investors, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     As of December 31, 1997, options to purchase 42,158 shares of Common Stock at exercise prices ranging from $10.75 to $32.25 per share were outstanding under the Directors' Plan and 57,842 shares remained available for future option grants under the Directors' Plan.

     Employee Stock Purchase Plan. In December 1995, the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 500,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Compensation Committee. Under the Purchase Plan, the Compensation Committee may authorize participation by eligible employees, including officers, in periodic offerings. The offering period for any offering will be no more than 27 months.

     Employees are eligible to participate if they are employed by the Company or a subsidiary of the Company designated by the Compensation Committee for at least 20 hours per week and are employed by the Company or a subsidiary of the Company designated by the Committee for at least five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld pursuant to the Purchase Plan. The amount withheld will then be used to purchase shares of Common Stock on specified dates determined by the Compensation Committee. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     In the event of certain transactions by which the Company is acquired or becomes controlled by a single investor or group of investors, the Compensation Committee has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, if any, or the Compensation Committee may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such transaction. The Purchase Plan will terminate at the Board's direction. The Board of Directors has the authority to amend or terminate the Purchase Plan, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

     As of December 31, 1997, 35,451 shares of Common Stock were purchased at exercise prices ranging from $11.90 to $13.3875 per share, and 441,100 shares remained available for future purchases.

     STOCK OPTION INFORMATION

     The following table shows, for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by the Company's President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                       NUMBER OF       % OF TOTAL                                    APPRECIATION
                                      SECURITIES        OPTIONS       EXERCISE                        FOR OPTION
                                      UNDERLYING       GRANTED TO      OR BASE                      TERM($)(3)(4)
                                        OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    --------------------
NAME                                 GRANTED(#)(1)    FISCAL YEAR     ($/SH)(2)       DATE         5%          10%
----                                 -------------    ------------    ---------    ----------    -------    ---------
William N. Melton................            --            --              --             --          --           --
Bruce G. Wilson..................        15,000           2.0          13.625        7/17/07     128,530      325,721
Denis Yaro.......................        10,000           1.0          13.625        7/17/07      85,687      217,147
Stephen D. Crocker...............            --            --              --             --          --           --
Russell B. Stevenson, Jr. .......        30,000           4.0          13.625        7/17/07     257,061      651,442

---------------
(1) The options are generally incentive stock options with vesting occurring over 40 months, with 7.5% of the shares vesting after three months, and 2.5% of the shares vesting each month for the next 37 months.

(2) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of the grant.

(3) The options have a ten-year term, subject to earlier termination upon death, permanent and total disability or termination of employment.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth information with respect to (i) the exercise of stock options during the fiscal year ended December 31, 1997 by the Company's President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees, (ii) the number of unexercised options held as of December 31, 1997 by the Company's President and Chief Executive Officer and the Company's four other most highly compensated officers and key employees and (iii) the value as of December 31, 1997 of unexercised in-the-money options; that is, the amount by which the exercise price exceeds the fair market value of the Common Stock as of December 31, 1997 ($12.6875).

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                              SHARES             FISCAL YEAR END(#)            FISCAL YEAR-END($)(2)
                                             ACQUIRED       ----------------------------    ----------------------------
NAME                                      ON EXERCISE(#)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                      --------------    -----------    -------------    -----------    -------------
William N. Melton.....................           0                 0                0               0                0
Bruce G. Wilson.......................           0            18,750           23,250         112,852           67,711
Denis Yaro............................           0            83,250           86,750               0                0
Stephen D. Crocker(1).................           0                 0           15,000               0          160,313
Russell B. Stevenson, Jr. ............           0            21,250           43,750               0                0

---------------
(1) Represents 15,000 shares held by Mr. Crocker issued upon exercise of options but subject to a right of repurchase by the Company.

(2) Based on the closing price of the Company's Common Stock on December 31, 1997 of $12.6875 per share, minus the exercise price, multiplied by the number of shares underlying the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee was formed on December 20, 1995, and its current members are Daniel C. Lynch, Charles T. Russell and Garen K. Staglin. It is the responsibility of the Compensation Committee to review and recommend changes to the Company's compensation policies and benefits programs and to administer the Company's incentive compensation and benefit plans, including approving stock option grants.

COMPENSATION PHILOSOPHY

     The Company's overall approach to compensating its executives is (i) to provide compensation packages that enable the Company to attract and retain executive talent and (ii) to link compensation to the accomplishment of the Company's goals. The Compensation Committee believes that the Company has aligned the financial interests of the Company's executives with the interests of its stockholders by granting stock options to its executives and offering cash and stock awards to executives who meet performance objectives.

COMPENSATION PROGRAM

     The Company's executive compensation plan includes a base salary, participation in equity plans, and awards under a performance incentive plan.

     BASE SALARY

     The Compensation Committee intends to compensate its executive officers competitively within its industry. In order to evaluate the Company's competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by comparable technology companies and targets the base salaries of the Company's executives at or near the 50th percentile of executive salaries paid by comparative companies. In addition, the Compensation Committee, together with the Board of Directors, subjectively evaluates the level of performance of each executive officer, including the Chief Executive Officer, in order to determine current and future appropriate base pay levels. The Compensation Committee reviews each senior executive officer's salary annually. In determining the appropriate salary levels, the Compensation Committee considers the officer's scope of responsibility, prior experience and data on prevailing compensation levels in relevant executive labor markets. In December 1997, Mr. Melton volunteered not to draw a salary from the Company, beginning in 1998, until the Company becomes profitable. As the Company's largest stockholder, Mr. Melton already has significant incentives to see that the Company reaches its strategic and performance goals. With respect to the other executive officers of the Company, the Company sets base salaries in line with competitive compensation levels in relevant executive labor markets.

     EQUITY PLANS

     The Compensation Committee provides the Company's executive officers with long-term incentive compensation through its stock option and employee stock purchase plans. The Compensation Committee is responsible for administering the plans and determining the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option. The Compensation Committee believes that stock options provide executives with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options granted by the Compensation Committee typically vest over 40 months in order to encourage employees to continue in the employ of the Company. It is also the Company's practice to set option exercise prices at the fair market value of the Company's stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Because of his significant equity ownership in the Company, no stock options have been granted to Mr. Melton. Mr. Melton does not participate in the Company's stock purchase plan.

     PERFORMANCE INCENTIVE PLAN

     The Company has adopted a Performance Incentive Plan for its employees, including its executive officers, which provides cash bonuses or stock option awards twice a year to employees who achieve pre-determined performance goals during the preceding six months. The operation of this plan commenced in 1997. The Compensation Committee believes that the Performance Incentive Plan will provide significant incentives for the Company's employees, including its executives, to meet the Company's strategic and performance goals throughout 1998. Because Mr. Melton's significant equity ownership in the Company already provides adequate performance incentives, he is not eligible to receive awards under this plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Present tax law limits to $1 million the Company's deduction for compensation paid to each of the Chief Executive Officer and the other four most highly compensated executives. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

     In 1997, all of the compensation paid to the Chief Executive Officer and the other four most highly compensated executives qualified for deduction under the Internal Revenue Code. The Company's 1995 Stock Option Plan and Employee Stock Purchase Plan provide for equity awards to be qualified as "performance-based" under Section 162(m) of the Internal Revenue Code and have been approved by the Company's stockholders in order to permit the deductibility of such compensation.

     The Compensation Committee does not currently expect total compensation payable in connection with base salaries, the Company's equity plans and the Performance Incentive Plan to exceed the $1 million limit for any individual executive in 1998. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs. The Committee, however, reserves the right to award compensation to its executives in the future that may not qualify as deductible compensation in order to provide cash compensation in line with competitive practice and the Company's best interests.

SUMMARY

     The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by providing competitive base salaries, long-term equity incentives and performance incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                             Compensation Committee
                                Daniel C. Lynch
                               Charles T. Russell
                                Garen K. Staglin

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's stock price performance to the Nasdaq Stock Market (U.S.) Total Return Index and the Hambrecht & Quist Technology Stock Index for the period commencing on February 15, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq Stock Market) and ending on December 31, 1997. The stock price performance on the following graph is not necessarily indicative of future stock price performance. All stock price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends. The graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of
Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

                                   [GRAPH]

        Measurement Period                                Nasdaq Stock         Hambrecht &
      (Fiscal Year Covered)          CyberCash, Inc.      Market (U.S.)     Quist Technology
2/15/96                                    100                 100                 100
12/31/96                                   135                 119                 114
12/31/97                                    75                 146                 138

                                   PROPOSAL 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") authorizes 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock each having a par value of $.001 per share. The Board of Directors believes this capital structure does not provide for sufficient authorized shares of Common Stock for the future needs of the Company. Therefore, the Board of Directors unanimously approved in a meeting on April 24, 1998 an amendment to the Certificate to increase the authorized number of shares of Common Stock from 25,000,000 shares to 40,000,000 shares. The full text of the first paragraph of ARTICLE FOURTH of the Certificate reflecting the proposed amendment is set forth below:

     "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is 45,000,000 shares. Forty million shares shall be Common Stock, each having a par value of $.001. Five Million shares shall be Preferred Stock, each having a par value of $.001."

PURPOSE OF AUTHORIZING COMMON STOCK

     On May 5, 1998,           shares of Common Stock were outstanding,
shares of Series C Convertible Preferred Stock were outstanding and      shares
of Series D Convertible Preferred Stock were outstanding. In addition, certain institutional investors hold investment options or warrants to acquire an aggregate of up to 404,191 shares of Common Stock. The Company is contractually obligated to issue an additional 15,000 shares of Series D Convertible Preferred Stock and to grant investment options to acquire up to 354,191 shares of Common Stock upon the satisfaction of certain conditions and the receipt of consideration for the shares. After giving effect to the reservations of shares of Common Stock issuable upon conversion of the Company's Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, the exercise of the aforementioned investment options and warrants and the exercise of stock options previously granted or available for grant under the Company's stock option plans, the Company has 3,852,720 shares of authorized but unissued and unreserved Common Stock.

     The Board of Directors would generally have the authority, without further action of the stockholders, to issue the proposed additional 15,000,000 shares of Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is desirable to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition of other businesses, equity financings, stock dividends or distributions, issuance of options pursuant to the Company's 1995 Stock Option Plan and the Non-Employee Directors' Stock Option Plan and issuances of Common Stock pursuant to the Company's Employee Stock Purchase Plan. Any or all of these could take place without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. The Company's Board of Directors has no current plans or intentions to issue any of the additional shares of Common Stock.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

     The affirmative vote of a majority of the Company's outstanding Common Stock is required for approval of Proposal 2.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 40,000,000 SHARES IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL
2. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 3

       RATIFICATION AND APPROVAL OF THE SALE OF SERIES C PREFERRED STOCK

     On August 5, 1997, Company issued 15,000 shares of Series C Convertible Preferred Stock with a stated value of $1,000 per share (the "Series C Preferred Stock"). The securities were issued to two institutional investors in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended, for an aggregate of $15 million in cash.

     Stockholders are requested in this Proposal 3 to ratify and approve the sale of the Series C Preferred Stock and the issuance of Common Stock upon conversion of the Company's Series C Preferred Stock to Common Stock. If the stockholders fail to approve this Proposal 3, the Company will not sell, and the institutional investors that bought the first tranche of the Series D Preferred Stock described below under Proposal 4 will not buy, certain additional shares of Series D Preferred Stock or certain Investment Options (as defined below under Proposal 4), and the Company will not receive an additional $15 million in cash from these investors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required in connection with the foregoing transactions. William N. Melton and Daniel C. Lynch, holding between them an aggregate of 2,891,834 shares of the Company's Common Stock, have agreed to vote in favor of Proposal 3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SALE OF THE COMPANY'S SERIES C PREFERRED STOCK AND THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S SERIES C PREFERRED STOCK TO COMMON STOCK.

     Material terms and conditions of the Series C Preferred Stock are described below.

GENERAL DESCRIPTION OF SERIES C PREFERRED STOCK

     Pursuant to the Company's Certificate of Incorporation, the Board has classified 15,000 shares of the Preferred Stock as Series C Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the Certificate of Designations filed pursuant thereto. The Stated Value Per Share of the Series C Preferred Stock is $1000.00. With respect to rights upon liquidation, winding up or dissolution and redemption rights, the Series C Preferred Stock ranks (i) with the consent of the holders of the Series C Preferred Stock obtained in accordance with the Certificate of Designation, junior to any other series of Preferred Stock duly established by the Board of Directors of the Company, the terms of which specifically provide that such series ranks prior to the Preferred Stock, whether now existing or hereafter created (the "Senior Preferred Stock"), (ii) with the consent of the holders of the Series C Preferred Stock obtained in accordance with the Certificate of Designation, on a parity with any other series of Preferred Stock duly established by the Board of Directors of the Company, the terms of which specifically provide that such series ranks on a parity with the Preferred Stock, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iii) prior to any other class or series of capital stock of the Company, including, without limitation, all classes of the Common Stock, par value $0.001 per share, of the Company, whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock of the Company to which the Series C Preferred

Stock ranks prior, including without limitation the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities").

     Dividends. Holders of the Series C Preferred Stock are not entitled to receive dividends. So long as the Series C Preferred Stock is outstanding, however, no dividends may be declared or paid on, nor may any distribution be made on, any Junior Securities, the Company may not redeem or repurchase any Junior Securities, nor may any moneys be paid to or made available for a sinking fund for the benefit of any Junior Securities, without the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock.

     Liquidation. In the event any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary, is commenced with respect to the Company (a "Liquidation"), the holders of shares of Series C Preferred Stock are entitled to receive out of the assets of the Company legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution is made on the Common Stock or any other Junior Securities (but after distribution of such assets among, or payment thereof over to, creditors of the Company and to holders of any stock of the Company with liquidation rights senior to the Series C Preferred Stock, including holders of Senior Preferred Stock), the Stated Value Per Share plus an amount equal to 5% per annum for the period beginning August 5, 1997 and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period) (the "Preferred Stock Liquidation Distribution"). After the Preferred Stock Liquidation Distribution has been made, the holders of shares of Series C Preferred Stock are not entitled to any further participation in any distribution of assets of the Company. If the assets distributable upon such dissolution, liquidation or winding up (as provided above) are insufficient to pay cash in an amount equal to the amount of the Preferred Stock Liquidation Distribution to the holders of shares of Series C Preferred Stock, then such assets or the proceeds thereof will be distributed among the holders of the Series C Preferred Stock ratably in proportion to the respective amounts of the Preferred Stock Liquidation Distribution to which they otherwise would be entitled. The merger or consolidation of the Company into or with another corporation, a merger or consolidation of any other corporation with or into the Company upon the completion of which the stockholders of the Company prior to the merger or consolidation no longer hold a majority of the outstanding equity securities of the Company or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company (any such event, a "Reorganization Event") will, at the option of the holders of at least 50% of the Series C Preferred Stock, be deemed to be a Liquidation of the Company.

     Voting Rights. The holders of the Series C Preferred Stock are entitled to notice of all stockholders meetings in accordance with the Company's bylaws. Except as otherwise provided by the Delaware General Corporation Law (the "DGCL"), the holders of the Series C Preferred Stock have no voting power whatsoever.

     Conversion. Each share of Series C Preferred Stock is convertible into the number of shares of the Company's Common Stock equal to (i) the Stated Value Per Share plus a premium of 5% of the stated value from the date of issuance of the Series C Preferred Stock divided by (ii) the Conversion Price. The Conversion Price is equal to the lowest closing price of the Company's Common Stock on Nasdaq during a measurement period ending one trading day prior to the conversion date. The measurement period initially was 10 consecutive trading days. It increases by 2 trading days each month beginning January 16, 1998 until June 16, 1998, when the measurement period will be 22 trading days.

     The holders of the Series C Preferred Stock are subject to limits on the number of shares they can convert at any one time. Unless the trading price of the Common Stock on the date of conversion is greater than either $17 per share or 125% of the then applicable Conversion Price, the following limits apply: from the date of issuance until January 3, 1998, the Series C Preferred Stock could not be converted; beginning on January 3, 1998, each holder of Series C Preferred Stock was entitled to convert up to 30% of its initial holding of Series C Preferred Stock into Common Stock ("Initial Holding"); beginning on February 2, 1998, each holder was entitled to convert up to 60% of its Initial Holding; beginning on March 4, 1998, each holder was entitled to convert up to 90% of its Initial Holding; and beginning on April 3, 1998, each holder was entitled to convert up to 100% of its Initial Holding.

     The Series C Preferred Stock will automatically convert into Common Stock, at the then applicable Conversion Price, on August 4, 2002.

     Under an agreement with the purchasers of the Series C Preferred Stock, the Company registered under the Securities Act of 1933 the resale of the Common Stock to be issued upon conversion of the Series C Preferred Stock.

     The issuance of the Series C Preferred Stock is subject to Nasdaq's Marketplace Rule 4460(i). The holders of the Series C Preferred Stock have agreed that the Company will not issue more than 19.99% of the Common Stock upon conversion of the Series C Preferred Stock or Series D Preferred Stock (described more fully in Proposal 4 below) in the absence of approval by the Company's stockholders. As of May 5, 1998, the number of shares of Common Stock
issued upon conversion of the Series C Preferred Stock was [        ],
representing      % of Common Stock outstanding on August 5, 1997.

                                   PROPOSAL 4

               RATIFICATION AND APPROVAL OF THE SALE OF SERIES D
                    PREFERRED STOCK AND RELATED TRANSACTIONS

     On February 5, 1998, Company issued 15,000 shares of Series D Convertible Preferred Stock with a stated value of $1,000 per share (the "Series D Preferred Stock") and options to purchase up to 354,191 shares of the Company's Common Stock (the "Investment Options"). The securities were issued to two institutional investors in a private offering pursuant to Regulation D of the Securities Act of 1933 for an aggregate of $15 million in cash. In addition, the Company is committed to sell, and the investors are committed to buy, additional shares of Series D Preferred Stock and Investment Options for an additional $15 million in cash upon the satisfaction of certain conditions, including that the market price of the Common Stock is at least $13.76 per share and that stockholder approval is obtained.

     Stockholders are requested in this Proposal 4 to ratify and approve the sale of the Series D Preferred Stock and the issuance of Common Stock upon conversion of the Company's Series D Preferred Stock to Common Stock and in connection with the exercise of the Investment Options. If the stockholders fail to approve this Proposal 4, the Company will not sell, and the investors will not buy, additional shares of Series D Preferred Stock or additional Investment Options, and the Company will not receive an additional $15 million in cash from the investors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the issuance of shares of Common Stock in connection with the foregoing transactions. Mr. Melton and Mr. Lynch, holding between them an aggregate of 2,891,834, have agreed to vote in favor of Proposal 4.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE SALE OF THE COMPANY'S SERIES D PREFERRED STOCK AND THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S SERIES D PREFERRED STOCK TO COMMON STOCK AND IN CONNECTION WITH THE EXERCISE OF INVESTMENT OPTIONS.

     Material terms and conditions of the Series D Preferred Stock and the Investment Options are described below.

GENERAL DESCRIPTION OF SERIES D PREFERRED STOCK AND INVESTMENT OPTIONS

     Pursuant to the Company's Certificate of Incorporation, the Board has classified 15,000 shares of the Preferred Stock as Series D Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the Certificate of Designations filed pursuant thereto. The Stated Value Per Share of the Series D Preferred Stock is $1,000.00. With respect to rights upon liquidation, winding up or dissolution and redemption rights, the Series D Preferred Stock ranks (i) junior to the Series C Preferred Stock, (ii) with the consent of the holders of the Series D Preferred Stock obtained in accordance with the Certificate of Designation, junior to any other series of Preferred Stock duly established by the Board of Directors of the

Company, the terms of which specifically provide that such series ranks prior to the Preferred Stock, whether now existing or hereafter created (the "Senior Preferred Stock"), (iii) with the consent of the holders of the Series D Preferred Stock obtained in accordance with the Certificate of Designation, on a parity with any other series of Preferred Stock duly established by the Board of Directors of the Company, the terms of which specifically provide that such series ranks on a parity with the Preferred Stock, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iv) prior to any other class or series of capital stock of the Company, including, without limitation, all classes of the Common Stock, par value $0.001 per share, of the Company, whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock of the Company to which the Series D Preferred Stock ranks prior, including without limitation the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities").

     Dividends. Holders of the Series D Preferred Stock are not entitled to receive dividends. So long as the Series D Preferred Stock is outstanding, however, no dividends may be declared or paid on, nor may any distribution be made on, any Junior Securities, the Company may not redeem or repurchase any Junior Securities, nor may any moneys be paid to or made available for a sinking fund for the benefit of any Junior Securities, without the written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

     Liquidation. In the event any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary, is commenced with respect to the Company (a "Liquidation"), the holders of shares of Series D Preferred Stock are entitled to receive out of the assets of the Company legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution is made on the Common Stock or any other Junior Securities (but after distribution of such assets among, or payment thereof over to, creditors of the Company and to holders of any stock of the Company with liquidation rights senior to the Series D Preferred Stock, including holders of Senior Preferred Stock), the Stated Value Per Share plus an amount equal to 5% per annum for the period beginning February 5, 1998 and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period) (the "Preferred Stock Liquidation Distribution"). After the Preferred Stock Liquidation Distribution has been made, the holders of shares of Series D Preferred Stock are not entitled to any further participation in any distribution of assets of the Company. If the assets distributable upon such dissolution, liquidation or winding up (as provided above) are insufficient to pay cash in an amount equal to the amount of the Preferred Stock Liquidation Distribution to the holders of shares of Series D Preferred Stock, then such assets or the proceeds thereof will be distributed among the holders of the Series D Preferred Stock ratably in proportion to the respective amounts of the Preferred Stock Liquidation Distribution to which they otherwise would be entitled. The merger or consolidation of the Company into or with another corporation, a merger or consolidation of any other corporation with or into the Company upon the completion of which the stockholders of the Company prior to the merger or consolidation no longer hold a majority of the outstanding equity securities of the Company or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company (any such event, a "Reorganization Event") will, at the option of the holders of at least 50 % of the Series D Preferred Stock, be deemed to be a Liquidation of the Company.

     Voting Rights. The holders of the Series D Preferred Stock are entitled to notice of all stockholders meetings in accordance with the Company's bylaws. Except as otherwise provided by the DGCL, the holders of the Series D Preferred Stock have no voting power whatsoever.

     Conversion. Each share of Series D Preferred Stock is convertible into the number of shares of the Company's Common Stock equal to (i) the Stated Value Per Share plus a premium of 5% of the stated value from the date of issuance of the Series D Preferred Stock divided by (ii) the Conversion Price. The Conversion Price is equal to the lowest closing price of the Company's Common Stock on Nasdaq during a measurement period ending one trading day prior to the conversion date. The measurement period initially is 10 consecutive trading days and will increase by 2 trading days each month beginning August 1, 1998 and ending January 1, 1999, when the measurement period will be 22 trading days.

     The holders of the Series D Preferred Stock are subject to limits on the number of shares they can convert at any one time. Unless the trading price of the Common Stock on the date of conversion is greater than either $17 per share or 125% of the then applicable Conversion Price, the following limits apply: from the date of issuance until August 1, 1998, the Series D Preferred Stock may not be converted; beginning on November 1, 1998, each holder of Series D Preferred Stock may convert up to 30% of its initial holding of Series D Preferred Stock into Common Stock ("Initial Holding"); beginning on February 1, 1998, it may convert up to 60% of its Initial Holding; beginning on April 4, 1998, it may convert up to 90% of its Initial Holding; and beginning on July 1, 1998, it may convert up to 100% of its Initial Holding.

     The Series D Preferred Stock will automatically convert into Common Stock, at the then applicable Conversion Price, on February 4, 2003.

     The exercise price of the Investment Options is equal to the lesser of (a) the average of $10.59 and the market price of the Company's common stock at the end of 1998 and (b) 110% of the stock market price at the end of 1998. The Investment Options may be exercised between January 1, 1999 and February 5, 2003.

     Under an agreement with the purchasers of the Series D Preferred Stock and the Investment Options, the Company has agreed to register under the Securities Act of 1933 the resale of the Common Stock to be issued upon conversion of the Series D Preferred Stock and upon exercise of the Investment Options.

     The issuance of the Series D Preferred Stock is subject to Nasdaq's Marketplace Rule 4460(i). The holders of the Series D Preferred Stock have agreed that the Company will not issue more than 19.99% of the Common Stock upon conversion of the Series C Preferred Stock or Series D Preferred Stock in the absence of approval by the Company's stockholders. As of May 5, 1998, the number of shares of Common Stock issued upon conversion of the Series D Preferred Stock
was [        ], representing [     %] of Common Stock outstanding on February 5,
1998.

                                   PROPOSAL 5

                                RATIFICATION OF
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998. Ernst & Young LLP served in this capacity for the years ended December 31, 1996 and 1997. A representative of Ernst & Young LLP will attend the Meeting and will be afforded an opportunity to make a statement if he or she desires to do so. It also is expected the representative will be available to respond to appropriate questions.

     The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee. Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters should be presented at the Meeting for action, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent in their own discretion.

VOTING PROCEDURES

     Votes are tabulated by an Inspector of Election. Assuming the presence of a quorum, directors are elected by the affirmative vote of a plurality of all the votes cast by holders of Common Stock, and all other proposals are approved by the affirmative vote of a majority of all the votes cast by holders of Common Stock present in person or represented by a proxy at the Meeting. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must
be received by the Company no later than January   , 1999 in order to be
considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SOLICITATION OF PROXIES

     The cost of soliciting proxies is being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or electronic mail.

May   , 1997

                                          By order of the Board of Directors,

                                          /s/ Russell B. Stevenson, Jr.
                                          Russell B. Stevenson, Jr.
                                          Secretary

1484-PS-98

                                      PROXY

                             [LOGO] CYBERCASH, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 26, 1998


         The undersigned hereby appoints William N. Melton, James J. Condon, Russell B. Stevenson, Jr., or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of CYBERCASH, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held June 26, 1998, or any adjournment thereof, as follows:

1.       Election of Two Directors by all Stockholders

_____  FOR all nominees listed below          _____ WITHHOLD AUTHORITY to vote
       except as marked to the contrary             for all nominees listed
                                                    below


                     Daniel C. Lynch and Charles T. Russell


         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):



2. Proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 25 million shares to 40 million shares.

_____    FOR                  _____    AGAINST                _____    ABSTAIN

3. Proposal to ratify and approve the sale of the Company's Series C Preferred Stock and the issuance of Common Stock upon conversion of Series C Preferred Stock.

_____    FOR                  _____    AGAINST                _____    ABSTAIN

4. Proposal to ratify and approve the sale of the Company's Series D Preferred Stock and the issuance of Common Stock upon conversion of Series D Preferred Stock and in connection with the exercise of Investment Options.

_____    FOR                  _____    AGAINST                _____    ABSTAIN

5. Proposal to ratify the selection of Ernst & Young LLP as independent public accountants for the Company.

_____    FOR                  _____    AGAINST                _____    ABSTAIN

6. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.


PLACE AN "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING.  ____________

Execute proxy exactly as your name appears on this form. If stock is registered in more than one name, each joint holder should sign. When signing as trustee, executor or other fiduciary, please so indicate:


___________________        ______________________________           ____________
Signature of holder        Signature of co-holder (if any)           Date


                                     2